Exhibit 10.2

PEMSTAR INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement is made and entered into this     day of             ,          between PEMSTAR INC., a Minnesota corporation (the “Company”) and                             , an individual resident of the state of                          (“Director/Contractor”).

WHEREAS, the Company has adopted the PEMSTAR INC.              Stock Option Plan (the “Plan”) which permits issuance of stock options for the purchase of shares of common stock of the Company, and the Company has taken all necessary actions to grant the following option pursuant and subject to the terms of the Plan, subject to any required board or shareholder approval.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Director/Contractor hereby agree as follows:

1. Grant of Option. The Company hereby grants Director/Contractor the right and option (hereinafter called the “Option”) to purchase all or any part of an aggregate of                      shares of the Company’s common stock at the option price of                      per share on the terms and conditions set forth in this agreement and in the Plan. It is understood and agreed that the option price is the per share fair market value of such shares on the date of this agreement. This Option is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The terms of the Plan and the Option shall be interpreted and administered so as to satisfy the requirements of the Code. A copy of the Plan will be furnished upon request of Director/Contractor.

2. Vesting of Option Rights. Except as otherwise provided in section 3 of this agreement, the Option may be exercised by Director/Contractor in accordance with the following schedule:

On or after each of the following dates	Cumulative percentage of shares with respect to which the Option is exercisable
____________	Initial _______
____________	Additional _______
____________	Additional _______

Notwithstanding the foregoing, the Option may be exercised as to 100% of the shares of common stock of the Company for which the Option was granted on the date of a “change of control”, as hereinafter defined. A “change of control” shall mean any of the following: (i) A public announcement that any person has acquired or has the right to acquire beneficial ownership of 51% or more of the then outstanding shares of common stock of the Company and, for this purpose, the terms “person” and “beneficial ownership” shall have the meanings provided in Section 13(d) of the Securities Exchange Act of 1934 or related rules promulgated by the Securities and Exchange Commission; (ii) The commencement of or public announcement of an intention to make a tender or exchange offer for 51% or more of the then outstanding shares of the common stock of the Company; (iii) a sale of all or substantially all of the assets of the Company, or (iv) the Board of Directors of the Company, in its sole and absolute discretion, determines that there has been a sufficient change in the stock ownership of the Company to constitute a change in control of the Company. The Option shall terminate at the close of business on                     , or such shorter period as is prescribed herein. Director/Contractor shall not have any of the rights of a shareholder with respect to the shares subject to the Option until such shares shall be issued to Director/Contractor upon the proper exercise of the Option.

3. Exercise of Option after Death or Termination of Engagement. The Option shall terminate and may no longer be exercised if Director/Contractor ceases to be engaged for services by the Company or its subsidiaries, except that:

(a) If Director/Contractor’s engagement shall be terminated for any reason, voluntary or involuntary, except for death, disability (as set forth in section 3(c)) or as a result of Director/Contractor’s gross and willful misconduct, Director/Contractor may at any time within a period of three (3) months after such termination exercise the Option to the extent the Option was exercisable by Director/Contractor on the date of the termination of Director/Contractor’s engagement; and

(b) If Director/Contractor’s engagement is terminated as a result of Director/Contractor’s gross and willful misconduct, including but not limited to wrongful appropriation of funds or the commission of a gross misdemeanor or felony, the Option shall be terminated as of the date of the termination of Director/Contractor’s engagement; and

(c) If Director/Contractor dies while engaged by the Company or a subsidiary or within three (3) months after the termination of such engagement for any reason other than Director/Contractor’s gross and willful misconduct, or Director/Contractor’s engagement is terminated because Director/Contractor has become disabled (within the meaning of Code section 22(e)(3)) while engaged by the Company or a subsidiary, the Option may, within twelve (12) months after Director/Contractor’s death or the date of termination for such disability, be exercised to the extent that Director/Contractor was entitled to exercise the Option on the date of Director/Contractor’s death or termination of the engagement, if earlier, by Director/Contractor or Director/Contractor’s personal representatives, if applicable, or by the person or persons to whom Director/Contractor’s rights under the Option pass by will or by the applicable laws of descent and distribution; provided, however, that the Option may not be exercised to any extent by anyone after the termination date of the Option.

4. Method of Exercise of Option. Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office in Rochester, Minnesota. The notice shall set forth the number of shares as to which the Option is being exercised and shall be accompanied by payment of the purchase price. Payment of the purchase price shall be made by check payable to the Company; or, at the discretion of the Company, (i) by delivering to the Company for cancellation shares of the Company’s common stock already owned by Director/Contractor having a fair market value equal to the full purchase price of the shares being acquired, or (ii) a combination of cash and such shares. The fair market value of such shares shall be determined as provided in section 5 of the Plan. However, if Director/Contractor is still in the employment of the Company at the time of the exercise of the Option and Company is not prohibited by law from accepting an Director/Contractor promissory note at the time of exercise, Director/Contractor may, at the discretion of the Company, make payment of the purchase price of the option shares by delivery to the Company of Director/Contractor ‘s full recourse promissory note bearing interest at the market rate in effect at the time of exercise of the Option, such rate determined at the sole discretion of the Company, in the amount of such purchase price, which promissory note shall be secured by a pledge of the option shares and shall be payable by Director/Contractor in one lump sum at the earlier of (a) two (2) years from the date of the promissory note, (b) the date that Director/Contractor leaves the engagement of the Company or (c) the date that such note is required by applicable law to be repaid, for any reason.

5. Miscellaneous.

(a) The Option is issued pursuant to the PEMSTAR INC. 2002 Stock Option Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.

(b) This agreement shall not confer on Director/Contractor any right with respect to continuance of engagement with the Company or any subsidiary of the Company, nor will it interfere in any way with the right of the Company to terminate such engagement at any time. Neither Director/Contractor nor his legal representative, legatees or distributees, as the case may be, will be or will be deemed to be the holder of any shares subject to the Option unless and until the Option has been exercised and the purchase price of the shares purchased has been paid.

(c) The Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in subsection 3(c), and during Director/Contractor’s lifetime the Option is exercisable only by Director/Contractor.

(d) The exercise of all or any parts of theOption shall only be effective at such time that the sale of common shares pursuant to such exercise will not violate any state or federal securities or other laws.

(e) If there shall be any change in the stock subject to the Option through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Company in the number of shares and the price per share of the shares subject to the Option in order to prevent dilution or enlargement of the option rights granted hereunder.

(f) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option, and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Director/Contractor. Director/Contractor may elect to satisfy his federal and state income tax withholding obligations upon exercise of the Option by (i) having the Company withhold a portion of its common shares otherwise to be delivered upon exercise of the Option having a fair market value equal to the amount of federal and state income tax required to be withheld upon such exercise, or (ii) delivering to the Company shares of its common stock other than the shares issuable upon exercise of the Option with a fair market value equal to such taxes.

IN WITNESS WHEREOF, the Company and Director/Contractor have executed this agreement on the date set forth in the first paragraph.

PEMSTAR INC.

By
[“Director/Contractor”]